As filed with the Securities and Exchange Commission on August 31, 2007

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

TRIMAS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	38-2687639
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

39400 Woodward Avenue, Suite 130
Bloomfield Hills, Michigan 48304
(Address of Principal Executive Offices, including Zip Code)

TriMas Corporation 2002 Long Term Equity Incentive Plan
and
TriMas Corporation 2006 Long Term Equity Incentive Plan
(Full title of the plans)

Joshua A. Sherbin, Esq.
General Counsel
TriMas Corporation
39400 Woodward Avenue, Suite 130
Bloomfield Hills, Michigan 48304
(Name and address of agent for service)
(248) 631-5497
(Telephone number, including area code, of agent for service)

Copy to:
Jonathan A. Schaffzin, Esq.
Cahill Gordon & Reindel LLP
80 Pine Street
New York, New York 10005

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)		Proposed maximum offering price per share		Proposed maximum aggregate offering price	Amount of registration fee
Common Shares, par value $0.01 per share	2,011,268	(2)	$20.89	(3)	$42,015,388.52	$1,289.87
Common Shares, par value $0.01 per share	10,732	(4)	$12.28	(5)	$131,788.96	$4.05
Common Shares, par value $0.01 per share	1,200,000	(6)	$12.28	(5)	$14,736,000.00	$452.40
Total					$56,883,177.48	$1746.32

(1)             In accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)             Represents common shares issuable upon the exercise of outstanding stock options granted under the TriMas Corporation 2002 Long Term Equity Incentive Plan (the “2002 Plan”).

(3)             Estimated solely for the purpose of calculating the amount of the registration fee under Rule 457(h) of the Securities Act on the basis of the weighted average exercise price of the 2,011,268 shares as of the date of this Registration Statement.

(4)             Represents common shares issuable pursuant to awards not yet granted under the 2002 Plan.

(5)             Estimated solely for the purpose of computing the amount of the registration fee under Rules 457(c) and (h) of the Securities Act based on the average of the high and low prices of the common shares reported on the New York Stock Exchange as of August 28, 2007.

(6)             Represents common shares issuable pursuant to awards not yet granted under the TriMas Corporation 2006 Long Term Equity Incentive Plan.

PART I.

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.                              Plan Information.*

Item 2.                              Registrant Information and Employee Plan Annual Information.*

*                                         Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

PART II.

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.                              Incorporation of Documents by Reference.

The following documents have been filed by TriMas Corporation (the “Company”) with the Securities and Exchange Commission (the “Commission”) and are hereby incorporated by reference in this Registration Statement:

(a)           The Company’s Prospectus filed pursuant to Rule 424(b)(4) under the Securities Act on May 21, 2007, relating to the Company’s Registration Statement on Form S-1 (Registration No. 333-136263).

(b)           The Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2007, filed with the Commission on August 3, 2007.

(c)           The description of the Company’s Common Shares contained in the Company’s Registration Statement on Form S-1, as amended (Registration No. 333-136263).

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.                              Description of Securities.

Not applicable.

Item 5.                              Interests of Named Experts and Counsel.

Not applicable.

Item 6.                              Indemnification of Directors and Officers.

The Company is a Delaware corporation.  Section 145 of the General Corporation Law of Delaware as the same exists or may hereafter be amended, inter alia, provides that a Delaware corporation may indemnify any person who was, or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.  The indemnity may include expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that the person’s conduct was unlawful.

A Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the corporation’s best interests, except that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation.

Where a present or former director or officer has been successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify the person against the expenses (including attorney’s fees) actually and reasonably incurred by such person in connection therewith.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such whether or not the corporation would have the power to indemnify such person against such liability under Section 145.

Article 8 of the Company’s certificate of incorporation provides that each person who was or is made a party to (or is threatened to be made a party to) or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was one of the Company’s directors or officers shall be indemnified and held harmless by the Company to the fullest extent authorized by the General Corporation Law of Delaware against all expenses, liability and loss (including without limitation attorneys’ fees, judgments, fines and amounts paid in settlement) reasonably incurred by such person in connection therewith.  The rights conferred by Article 8 are contractual rights and include the right to be paid by the Company the expenses incurred in defending such action, suit or proceeding in advance of the final disposition thereof.

Article 7 of the Company’s certificate of incorporation provides that the Company’s directors will not be personally liable to the Company or its stockholders for monetary damages resulting from breaches of their fiduciary duty as directors except (a) for any breach of the duty of loyalty to the Company or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the General Corporation Law of Delaware, which makes directors liable for unlawful dividends or unlawful stock repurchases or redemptions or (d) for transactions from which a director derives improper personal benefit.

The Company’s directors and officers are covered by insurance policies indemnifying them against certain civil liabilities, including liabilities under the federal securities laws (other than liability under Section 16(b) of the Exchange Act), which might be incurred by them in such capacities.  The Company has entered into indemnity agreements with its directors and certain of its executive officers for the indemnification and advancement of expenses to these persons.  The Company believes that these provisions and agreements are necessary to attract and retain qualified directors and executive officers.  The Company also intends to enter into these agreements with its future directors and certain of its executive officers.  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing

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provisions, the Company has been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.                              Exemption from Registration Claimed.

Not applicable.

Item 8.                              Exhibits.

The exhibits to this Registration Statement are listed in the Exhibit Index immediately preceding the exhibits, which index is incorporated herein by reference.

Item 9.                              Undertakings.

The undersigned registrant hereby undertakes:

(a)           (1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)           That, for the purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment

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by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filings on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on the 31st day of August, 2007.

TRIMAS CORPORATION

By:		/s/ E.R. Autry, Jr.
	Name:	E.R. Autry, Jr.
	Title:	Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints E.R. Autry, Jr., Joshua A. Sherbin and Daniel P. Tredwell and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments (including post-effective amendments), and supplements hereto, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Grant H. Beard	President, Chief Executive Officer and Director	August 31, 2007
Grant H. Beard	(Principal Executive Officer)

/s/ E.R. Autry, Jr.	Chief Financial Officer (Principal Accounting Officer)	August 31, 2007
E.R. Autry, Jr.

/s/ Samuel Valenti III	Executive Chairman of the Board of Directors	August 31, 2007
Samuel Valenti III

/s/ Charles E. Becker	Director	August 31, 2007
Charles E. Becker

/s/ Marshall A. Cohen	Director	August 31, 2007
Marshall A. Cohen

/s/ Daniel P. Tredwell	Director	August 31, 2007
Daniel P. Tredwell

/s/ Eugene A. Miller	Director	August 31, 2007
Eugene A. Miller

/s/ Richard M. Gabrys	Director	August 31, 2007
Richard M. Gabrys

S-1

EXHIBIT INDEX

Exhibit No.		Exhibit

4.1(a)	—	Indenture relating to the 9 7/8% senior subordinated notes, dated as of June 6, 2002, by and among TriMas Corporation, each of the Guarantors named therein and The Bank of New York as trustee.

4.2(a)	—	Form of note (included in Exhibit 4.1).

4.3(a)	—	Registration Rights Agreement relating to the 9 7/8% senior subordinated notes issued June 6, 2002 dated as of June 6, 2002 by and among TriMas Corporation and the parties named therein.

4.4(b)	—	Registration Rights Agreement relating to the 9 7/8% senior subordinated notes issued December 10, 2002 dated as of December 10, 2002 by and among TriMas Corporation and the parties named therein.

4.5(c)	—	Supplemental Indenture dated as of March 4, 2003.

4.6(d)	—	Supplemental Indenture No. 2 dated as of May 9, 2003.

4.7(e)	—	Supplemental Indenture No. 3 dated as of August 6, 2003.

5.1	—	Opinion of Cahill Gordon & Reindel LLP regarding the legality of securities being registered.

10.1(a)	—	TriMas Corporation 2002 Long Term Equity Incentive Plan.

10.2	—	TriMas Corporation 2006 Long Term Equity Incentive Plan.

10.3	—	First Amendment to TriMas Corporation 2006 Long Term Equity Incentive Plan.

10.4	—	Second Amendment to TriMas Corporation 2006 Long Term Equity Incentive Plan.

23.1	—	Consent of Cahill Gordon & Reindel LLP (included in Exhibit 5.1).

23.2	—	Consent of KPMG LLP.

24.1	—	Power of Attorney (included in the signature pages to this Registration Statement).

(a)             Incorporated by reference to the Exhibits filed with the Company’s Registration Statement on Form S-4, filed October 4, 2002 (File No. 333-100351).

(b)            Incorporated by reference to the Exhibits filed with Amendment No. 2 to the Company’s Registration Statement on Form S-4, filed January 28, 2003 (File No. 333-100351).

(c)             Incorporated by reference to the Exhibits filed with the Company’s Annual Report on Form 10-K, filed March 31, 2003 (File No. 333-100351).

(d)            Incorporated by reference to the Exhibits filed with the Company’s Registration Statement on Form S-4, filed June 9, 2003 (File No. 333-105950).

(e)             Incorporated by reference to the Exhibits filed with the Company’s Form 10-Q, filed August 14, 2003 (File No. 333-100351).